Exhibit 99.1

NEWS RELEASE For more information, contact: Bradley T. Howes Investor Relations Officer (248) 312-2000

Flagstar to Appeal Court Ruling on Assured

TROY, Mich., February 5, 2013 — Flagstar Bancorp, Inc. (NYSE: FBC) (“Flagstar”), the holding company for Flagstar Bank, FSB (the “Bank”), reported that on February 5, 2013, the United States District Court for the Southern District of New York (the “Court”) issued a decision in the previously disclosed lawsuit filed by Assured Guaranty Municipal Corp., formerly known as Financial Security Assurance Inc. (“Assured”).

The Court granted judgment in favor of Assured on its claims for breach of contract against the Bank in the amount of $90.1 million plus contractual interest and attorneys’ fees and costs to be determined. Flagstar strongly disagrees with the Court’s ruling and intends to vigorously contest the outcome on appeal.

About Flagstar

Flagstar is a full-service financial institution offering a range of products and services to consumers, businesses, and homeowners. With $14.1 billion in total assets at December 31, 2012, Flagstar is the largest publicly held savings bank headquartered in Michigan. Flagstar originates loans nationwide and is one of the leading originators of residential first mortgage loans. For more information, please visit flagstar.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that are difficult to predict and could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements contained in this press release and any information related to expectations about future events or results are based upon information available to the Company as of the date hereof. Forward-looking statements can be identified by such words as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “expects”, “estimates,” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements made regarding the Company’s current expectations, plans or forecasts of its core business drivers, credit related costs, asset quality, capital adequacy and liquidity, the implementation of the Company’s business plan and growth strategies, the suspension of dividend payments on preferred stock, the deferral of interest payment on trust preferred securities, the result of improvements to the Company’s servicing processes, and other similar matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, we cannot give you any assurance that our expectations will in fact occur or that actual results will not differ materially from those expressed or implied by such forward-looking statements. We caution you not to place undue reliance on any forward-looking statement and to consider all of the following uncertainties and risks, as well as those more fully discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, our Forms 10-K and 10-Q: volatile interest rates that impact, among other things, the mortgage banking business, our ability to originate loans and sell assets at a profit, prepayment speeds and our cost of funds; changes in regulatory capital requirements or an inability to achieve or maintain desired capital ratios; actions of mortgage loan purchasers, guarantors and insurers regarding repurchases and indemnity demands and uncertainty related to foreclosure procedures; uncertainty regarding pending and threatened litigation; our ability to control credit related costs and forecast the adequacy of reserves; the imposition of regulatory enforcement actions against us; our compliance with the Consent Order with the Office of the Comptroller of the Currency, which was disclosed on October 23, 2012; and the commercial loan sale may not have the projected impact or be consummated in a timely manner. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the SEC, the Company undertakes no obligation to update any such statement to reflect events or circumstances after the date on which it is made.